                                                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report incorporated herein in the prospectus.

Our report refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits", in 1994 and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", and Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", in 1993.


                                                      KPMG Peat Marwick LLP

Orange County, California
December 14, 1995